Exhibit 5.1
February 26, 2009
DiamondRock Hospitality Company
6903 Rockledge Drive, Suite 800
Bethesda, Maryland 20817
Re: Legality of Securities to be Registered Under Post-Effective Amendment No. 1 to Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is furnished in our capacity as counsel to DiamondRock Hospitality Company, a Maryland corporation (the “Company”), in connection with Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 (File No. 333-135386) (the “Registration Statement”) filed with the Securities and Exchange Commission on June 28, 2006 under the Securities Act of 1933, as amended (the “Securities Act”), to register the following securities having an aggregate maximum offering price not to exceed $200,000,000 (collectively, the “Securities”): (a) shares of common stock, $.01 par value per share, of the Company (“Common Shares”); (b) shares of preferred stock, $.01 par value per share, of the Company (“Preferred Shares”); (c) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”); and (d) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (“Warrants”). The Registration Statement provides that the Securities may be offered separately or together, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement.
     We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.
     The opinion expressed below is limited to the Maryland General Corporation Law (which includes applicable provisions of the Maryland Constitution and reported judicial decisions interpreting the Maryland General Corporation Law and the Maryland Constitution).
     Based on the foregoing, we are of the opinion that:
1.	When specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (an “Authorizing Resolution”) and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution (which consideration is not less than the $.01 par value), the Common Shares will be legally issued, fully paid and nonassessable.

DiamondRock Hospitality Company
February 26, 2009

2.	When specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution (which consideration is not less than the $.01 par value), the Preferred Shares will be legally issued, fully paid and nonassessable.

3.	When specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, the issuance of the Depositary Shares will be duly authorized.

4.	When specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, the issuance of the Warrants will be duly authorized.
     We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter llp

GOODWIN PROCTER llp